UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2026

Conagra Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

222 W. Merchandise Mart Plaza,
Suite 1300
Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

(312) 549-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	CAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2026, the Board of Directors (the “Board”) of Conagra Brands, Inc. (the “Company”) approved, effective immediately, an increase in the size of the Board from 11 directors to 12 directors and appointed John Mulligan and Pietro Satriano as directors of the Company to fill the two vacancies on the Board and to serve until their successors are elected and qualified or until each’s earlier resignation or removal. Mr. Mulligan will also serve as a member of the Human Resources and Nominating Corporate Governance Committees of the Board and Mr. Satriano will serve as a member of the Audit / Finance Committee of the Board.

The Board has determined that both Messrs. Mulligan and Satriano satisfy the definition of an “independent director” under the listing standards of the New York Stock Exchange (the “NYSE”), and the categorical independence standards contained in the Company’s Corporate Governance Principles, and Mr. Satriano has been determined to be “financially literate” as defined by the applicable regulations of the Securities and Exchange Commission (the “SEC”). Neither Messrs. Mulligan nor Satriano were selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no transactions between the Company and either of Messrs. Mulligan and Satriano that would require disclosure under Item 404(a) of Regulation S-K.

As non-employee directors, Messrs. Mulligan and Satriano will receive compensation in the same manner as the Company’s other non-employee directors. Each will receive compensation for services during fiscal 2026 of (i) a cash retainer representing a prorated portion of the annual cash retainer provided to non-employee directors, and (ii) a prorated portion of the annual equity award provided to non-employee directors. Accordingly, on February 18, 2026, the Board approved restricted stock units (the “RSUs”) with a value equal to approximately $60,000 to be granted to each of Messrs. Mulligan and Satriano on March 2, 2026 (the “Grant Date”), with the number of RSUs being determined by dividing $60,000 by the average of the closing stock price of the Company’s common stock on the NYSE for the thirty (30) trading days prior to (and not including) the Grant Date, and rounding to the nearest share. In addition to the retainer and equity award, Messrs. Mulligan and Satriano are eligible to participate in the other non-employee director compensation arrangements described in the Company’s definitive proxy statement on Schedule 14A filed on August 6, 2025 with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

By:	/s/ Carey Bartell
Name:	Carey Bartell
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: February 18, 2026